                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant     |X|

Filed by a Party other than the Registrant     |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
|_|      Confidential, for Use of the Commission
         Only (as permitted by Rule 14a-6(e)(2))

                                ACETO CORPORATION
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:
         Common Stock, par value $.01 per share

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

         Fee paid previously with preliminary materials.

         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:
    (2)  Form, Schedule or Registration Statement No.:
    (3)  Filing Party:
    (4)  Date Filed:

                                ACETO CORPORATION
                                 ONE HOLLOW LANE
                        LAKE SUCCESS, NEW YORK 11042-1215
                                 (516) 627-6000


                                October 25, 2001


Dear Fellow Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of Aceto Corporation (the "Company"), to be held at 10:00 a.m., Eastern Standard Time, on December 6, 2001, at the Company's offices, One Hollow Lane, Suite 201, Lake Success, New York 11042.

        At this meeting, you will be asked to consider and vote, in person or by proxy, on the following matters:

     1. To elect seven directors to the Board of Directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

     2. To approve an amendment to the Company's 1998 Omnibus Equity Award Plan to increase the number of awards authorized to be granted thereunder from 500,000 to 1,000,000 and to permit the grant of incentive stock options thereunder;

     3. To ratify the appointment of KPMG LLP as the Company's independent auditors for the current fiscal year; and

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

        The official Notice of Meeting, Proxy Statement and form of proxy are included with this letter. The matters listed in the Notice of Meeting are described in detail in the accompanying Proxy Statement.

        Regardless of your plans for attending in person, it is important that your shares be represented and voted at the Meeting. Accordingly, you are urged to complete, sign and mail the enclosed proxy card as soon as possible.

                                                   Very truly yours,


                                                   /s/ Leonard S. Schwartz
                                                   -----------------------
                                                   Leonard S. Schwartz
                                                   Chairman of the Board

                                ACETO CORPORATION
                ONE HOLLOW LANELAKE SUCCESS, NEW YORK 11042-1215
                                 (516) 627-6000
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Aceto Corporation:

          Notice is hereby given that the Annual Meeting of Shareholders of Aceto Corporation (the "Company") will be held on December 6, 2001, at 10:00 a.m., Eastern Standard Time, at the Company's offices, One Hollow Lane, Suite 201, Lake Success, New York 11042 for the following purposes:

     1. To elect seven directors to the Board of Directors to hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

     2. To approve an amendment to the Company's 1998 Omnibus Equity Award Plan to increase the number of awards authorized to be granted thereunder from 500,000 to 1,000,000 and to permit the grant of incentive stock options thereunder;

     3. To ratify the appointment of KPMG LLP as the Company's independent auditors for the current fiscal year; and

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

          The official Notice of Meeting, Proxy Statement and form of proxy are included with this letter. The matters listed in the Notice of Meeting are described in detail in the accompanying Proxy Statement.

          The Board of Directors has fixed the close of business on September 14, 2001, as the record date for determination of those shareholders who will be entitled to notice of and to vote at the meeting and any adjournment thereof.

          WHETHER OR NOT YOU EXPECT TO ATTEND, SHAREHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENVELOPE PROVIDED. No postage is required if mailed in the United States.

                                            By Order of the Board of Directors


                                            /s/ Douglas Roth
                                            ----------------------------------
                                            Douglas Roth
                                            Secretary

Lake Success, New York
October 25, 2001

                                ACETO CORPORATION
                                 ONE HOLLOW LANE
                        LAKE SUCCESS, NEW YORK 11042-1215

                               ------------------
                                 PROXY STATEMENT
                               ------------------

                               GENERAL INFORMATION


INFORMATION ABOUT PROXY SOLICITATION

     This Proxy Statement is furnished to the holders of the common stock, $.01 par value per share (the "Common Stock"), of Aceto Corporation, a New York corporation (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on December 6, 2001 at 10:00 a.m. (Eastern Standard
Time), at the Company's offices, One Hollow Lane, Suite 201, Lake Success, New York 11042, and at any adjournment thereof. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders. At present, the Board of Directors knows of no other business which will come before the meeting.

     The Notice of Annual Meeting, Proxy Statement, and form of proxy will be mailed to Shareholders on or about October 25, 2001. The Company will bear the cost of its solicitation of proxies. The original solicitation of proxies by mail may be supplemented by personal interview, telephone, telegram, and telefax by the directors, officers and employees of the Company. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Shareholders may revoke their proxies at any time before being voted. Shares of Common Stock represented by executed and unrevoked proxies will be voted in accordance with the instructions specified thereon. If no instructions are given, the proxies will be voted FOR the election of management's seven nominees for election as directors; FOR the amendment to the Company's 1998 Omnibus Equity Award Plan; and FOR ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending June 30, 2002.

RECORD DATE AND VOTING RIGHTS

     Only stockholders of record at the close of business on September 14, 2001 are entitled to notice of and to vote at the meeting or any adjournment thereof. On September 14, 2001, the Company had outstanding 6,514,507 shares of Common Stock, each of which is entitled to one vote upon matters presented at the meeting.

     Votes cast at the meeting will be tabulated by persons appointed as inspectors of election of the meeting. The inspectors of election will treat shares of Common Stock represented by a properly signed and returned proxy as "present" at the meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspectors of election will treat shares of Common Stock represented by "broker non-votes" as present for purposes of determining a quorum.

     The nominees for election to the Board of Directors receiving the greatest number of affirmative votes cast by the holders of Common Stock, up to the number of directors to be elected, will be elected as directors. Accordingly, abstentions or broker non-votes as to the election of directors will have no effect on the election of directors.

     The affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting in person or by proxy and entitled to vote at the meeting will be required to approve the amendment to the Company's 1998 Omnibus Equity Award Plan, and to ratify the selection of independent public auditors. In determining whether such proposals have received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as votes against the proposal.

     A list of shareholders entitled to vote at the Annual Meeting will be available at the Company's office, One Hollow Lane, Lake Success, New York 11042, during business hours, for a period of 10 days prior to the Annual Meeting for examination by any shareholder. Such list will also be available at the Annual Meeting.

QUORUM

     The presence, either in person or by proxy, of the holders of a majority of the shares of common stock outstanding on September 14, 2001 is necessary to constitute a quorum at the Annual Meeting.

                    ACTIONS TO BE TAKEN AT THE ANNUAL MEETING

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS
NOMINEES

     The Company's Board of Directors consists of seven Directors, each to serve until the next Annual Meeting of Shareholders, or until their successors are duly elected and qualified. All of the Company's Directors are standing for re-election. It is intended that the accompanying form of Proxy will be voted for the election of the nominees named in the Proxy Statement.

     The following table sets forth information concerning the nominees.


               NAME               AGE                POSITION                             DIRECTOR SINCE
          --------------        ------        ------------------------------          ----------------------
Leonard S. Schwartz (1)           55          Chairman, President and CEO                      1991
Samuel I. Hendler (1)             79          Director                                         1990
Robert A. Wiesen (1)(2)           50          Director                                         1994
Stanley H. Fischer (1)            58          Director                                         2000
Albert L. Eilender (2)            58          Director                                         2000
John H. Schlesinger (2)           53          Director                                         2000
Hans-Peter Schaer                 70          Director                                         2001

--------------------------------------------------------------------------------
(1)      Member of the Executive Compensation Committee
(2)      Member of the Audit Committee

BIOGRAPHICAL INFORMATION ABOUT NOMINEES

     LEONARD S. SCHWARTZ. Mr. Schwartz has served as Chairman and Chief Executive Officer of the Company since July 1, 1997 and President since July 1, 1996. After joining the Company in 1969, Mr. Schwartz, a chemist by training, developed the Company's industrial chemicals business and had a key role in the management of the Company's subsidiaries.

     SAMUEL I. HENDLER. Mr. Hendler has been engaged in the private practice of law in New York since 1949 and has been retained as counsel to the Company for more than 50 years. Mr. Hendler is Secretary, a director and counsel to Pneumercator Company, Inc., a privately held company based in Farmingdale, New York. Mr. Hendler is a member of the Corporation Law Committee and the Securities Banking Law Committee of the Nassau County Bar Association.

     ROBERT A. WIESEN. Mr. Wiesen is an attorney and partner in the law firm of Clifton Budd & DeMaria. He joined this law firm in 1979 subsequent to his employment with the National Labor Relations Board. He has handled matters for the Company relating to labor and employment law for over ten years and he has written and lectured on labor law.

     STANLEY H. FISCHER. Mr. Fischer is President of Fischer and Burstein P.C., a law firm. Mr. Fischer received a J.D. degree from New York University School of Law. He has been a practicing attorney for more than 30 years and has advised and represented corporate entities in matters relative to internal matters, mergers, acquisitions, real estate and litigation. He is a member of the American Bar Association, the New York Bar Association, the Association of the Bar of the City of New York, the Association of Trial Lawyers of America, New York State Trial Lawyers and the Nassau County Bar. He is a member of various professional committees including the International Law Section of the New York State Bar.

     ALBERT L. EILENDER. Mr. Eilender is the sole owner of Waterways Advisory Services, a firm specializing in advising companies on developing and evaluating options relative to mergers, acquisitions and strategic partnerships in the Chemical Industry. He has more than 30 years of diverse Senior Level experience in the Specialty Chemicals and Pharmaceutical industry and has had direct P&L responsibility for running businesses up to $300 million, with significant experience in mergers, acquisitions and joint ventures, both domestically and internationally. He has also served on the boards of numerous industry trade associations during his career.

     JOHN H. SCHLESINGER. Mr. Schlesinger is Managing Director of Soundview Technology Group Inc., an investment banking concern. He has been in this position for the past year. Prior to that, Mr. Schlesinger was Managing Director of Young and Partners, LLC an investment bank specializing in mergers and acquisitions in the chemical and pharmaceutical industries. He is a corporate finance executive with more than 15 years of experience specializing in chemical mergers & acquisitions. He holds an MBA in Finance from the Wharton School. He was with Salomon Brothers for 14 years ending up as the Managing Director and worldwide head of Chemical Industry Mergers & Acquisitions and has extensive international experience in South America and Asia.

     HANS-PETER SCHAER. Dr. Schaer is Chairman of Schweizerhall Holding AG., a public company based in Basel, Switzerland. Dr. Schaer received a Ph.D from the University of Basel and has been employed in the pharmaceutical industry for more than 40 years, including 20 years as a member of the Executive Committee of Ciba-Geigy Ltd. in Basel. For the past 10 years, he has been Chairman of the Board of Schweizerhall Holding Ltd. in Basel. Dr. Schaer is also a member of the Board of Directors of the Swiss National Insurance Company. Dr. Schaer also serves on the Board of the Swiss Institute for Art Research and is a Vice President of the UBS Cultural Foundation.

INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES OF THE BOARD AND SENIOR EXECUTIVES.

     During the Company's fiscal year ended June 30, 2001, the Board of Directors held five meetings. Each Director attended more than seventy-five percent (75%) of the Board meetings and meetings of the Board committees on which he served. The Company does not have a standing nominating committee, the functions of which are performed by the entire Board.

     During the Company's fiscal year ended June 30, 2001, the Executive Compensation Committee of the Board met twice. The Executive Compensation Committee has the power to establish base salaries and annual incentives, and to recommend grants of stock options and other long-term incentives.

     During the Company's fiscal year ended June 30, 2001, the Audit Committee of the Board met five times. The Audit Committee has the responsibility of recommending the engagement of independent auditors and reviewing and considering actions of management in matters relating to audit functions. The Committee reviews, with independent auditors, the scope and results of its audit engagement, the system of internal controls and procedures and reviews the effectiveness of procedures intended to prevent violations of laws. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee has recommended the selection of KPMG LLP as independent auditors for the year ended June 30, 2002.

     No director or senior executive of the Company is related to any other director or senior executive. None of the Company's officers or directors hold any directorships in any other public company except Dr. Schaer, who is Chairman of Schweizerhall Holding AG. The Company's Executive Compensation committee is comprised of Messrs. Schwartz (Chairman), Fischer, Hendler and Wiesen. The Company's Audit Committee is comprised of Messrs. Schlesinger (Chairman), Eilender and Wiesen.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16 of the Exchange Act, the Company's Directors and executive officers and beneficial owners of more than 10% of the Company's Common Stock are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock and derivative securities. Based solely on a review of such reports provided to the Company and written representations from such persons regarding the necessity to file such reports, the Company is not aware of any failures to file reports or report transactions in a timely manner during the Company's fiscal year ended June 30, 2001.

EXECUTIVE COMPENSATION

     The following table sets forth the annual compensation paid or accrued for the three fiscal years ended June 30, 2001, 2000 and 1999 to the Chief Executive Officer and the four other most highly compensated senior executives of the Company as of June 30, 2001 - the end of the last completed fiscal year.

                                                         SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION                                        LONG-TERM COMPENSATION
                           --------------------------------------------             ------------------------------------------------


   NAME AND PRINCIPAL                                                                RESTRICTED        OPTIONS/       ALL OTHER
        POSITION             YEAR          SALARY             BONUS                  STOCK AWARDS       SARS        COMPENSATION (1)
   -----------------       --------     ------------        -----------             -----------------------------  -----------------
Leonard S. Schwartz,         2001         $340,704           $495,000                  $ 90,000            -            $64,865
President, Chairman &        2000          339,715            519,246                    65,754            -             63,515
CEO                          1999          314,711            432,000                   108,000            -             58,223

Donald Horowitz,             2001          244,608            144,000                         -        2,500             38,010
Former Secretary,            2000          226,477            137,750                     6,250            -             35,804
Treasurer & CFO (2)          1999          209,808            116,312                     8,688       15,000             32,228

Richard Amitrano,            2001          213,946            120,466                    18,134        2,500             36,207
Former Senior Vice           2000          213,325            149,160                         -            -             35,529
President (3)                1999          198,624            111,822                     1,566       15,000             31,001

Vincent Miata,               2001          172,908            170,000                         -        2,500             35,725
Vice President               2000          172,407            170,000                         -            -             34,400
                             1999          157,429            130,712                         -       12,000             28,947

Frank DeBenedittis,          2001          186,520            160,613                     9,387        2,500             36,406
Vice President               2000          184,896            147,334                    11,250            -             34,595
                             1999          169,452            103,524                    20,060       12,000             29,120

---------------
(1) Represents payments on behalf of each person to the Company's qualified and non-qualified retirement plans.
(2) Mr. Horowitz retired from the Company in all capacities effective June 30, 2001.
(3) Mr. Amitrano retired from the Company in all capacities effective August 31 2001.

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

         The following table contains information regarding the grant of stock options in the fiscal year ended June 30, 2001 to the named executives.

                               NUMBER OF           % OF TOTAL                                          POTENTIAL REALIZABLE VALUE AT
                               SECURITIES           OPTIONS                                            ASSUMED ANNUAL RATES OF STOCK
                               UNDERLYING          GRANTED TO         EXERCISE OR                      PRICE APPRECIATION FOR OPTION
                            OPTIONS GRANTED        EMPLOYEES          BASE PRICE                                   TERM (1)
          NAME               (# OF SHARES)       IN FISCAL YEAR         ($/SH)        EXPIRATION DATE  -----------------------------
       -----------         ------------------   ----------------   -----------------  ----------------        5%             10%
                                                                                                            ------          -----
Leonard S. Schwartz                0                   -                   -                 -                -                -
Donald Horowitz                 2,500(2)               4%                $9.75           10/25/10          $15,329          $38,847
Richard Amitrano                2,500(2)               4%                $9.75           10/25/10          $15,329          $38,847
Vincent Miata                   2,500(2)               4%                $9.75           10/25/10          $15,329          $38,847
Frank DeBenedittis              2,500(2)               4%                $9.75           10/25/10          $15,329          $38,847
--------------------------------------------------------------------------------------------------------------------------------

(1) The dollar amounts illustrate value that might be realized upon exercise of the options immediately prior to the expiration of their term, covering the specific compounded rates of appreciation set by the Securities and Exchange Commission (5% and 10%) and are not, therefore, intended to be forecasts by Aceto of possible future appreciation of the stock price of Aceto.
(2) On October 25, 2000, the Company granted non-qualified stock options to Messrs. Horowitz, Amitrano, Miata and DeBenedittis to purchase common stock of the Company under the Company's 1998 Omnibus Equity Award Plan. All of these options vest one year from the date of grant.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

         The following table contains information regarding the exercise of stock options by the named executives in the fiscal year ended June 30, 2001 and the value of unexercised options held by such persons on June 30, 2001.

                                                               NUMBER OF SECURITIES               VALUE OF UNEXERCISED IN-
                                                              UNDERLYING  UNEXERCISED             THE-MONEY OPTIONS AT FY
                                                               OPTIONS AT FY-END (#)                        -END (1)
                            SHARES                      -----------------------------------     ------------------------------
                         ACQUIRED ON                                EXERCISABLE/                        EXERCISABLE/
         NAME              EXERCISE     VALUE REALIZED             UNEXERCISABLE                       UNEXERCISABLE
 --------------------   --------------  --------------------------------------------------------------------------------------
Leonard S. Schwartz         7,500           $8,681          142,500       150,000                 $181,950      $153,000
Donald Horowitz             4,500            4,927            -0-            -0-                    -0-           -0-
Richard Amitrano            4,500            4,646           28,000         7,500                   40,320           675
Vincent Miata               3,000            3,285           20,000         6,500                   26,880           675
Frank DeBenedittis          3,000            3,285           20,000         6,500                   26,800           675
------------------------------------------------------------------------------------------------------------------------------

(1) The dollar value of each exercisable and unexercisable option was calculated by multiplying the number of shares of common stock underlying the option by the difference between the exercise price of the option and the closing price of the Company's common stock on June 29, 2001 ($10.02).

COMPENSATION OF DIRECTORS

         Directors of the Company who are not also employees receive $15,000 per year for serving on the Board of Directors plus $500 for each committee meeting attended. Directors of the Company who are also employees are not compensated for their services as Directors.

         On October 25, 2000, the Company granted each of Messrs. Hendler, Wiesen, and Fischer 1,000 non-qualified stock options pursuant to the 1998 Omnibus Equity Award Plan. Each option vests one year from the date of grant, is exercisable at $9.75 and expires 10 years from the date of grant.

         In recognition of their election as directors of the Company, on December 7, 2000, Messrs. Eilender and Schlesinger were also awarded 1,000 non-qualified stock options each. These options vest one year from the date of grant, are exercisable at $9.125 and expire 10 years from the date of grant.

EMPLOYMENT AGREEMENTS

The Company has no employment agreements with any of its senior executives.

LIMITS ON LIABILITY AND INDEMNIFICATION

         The Company's Articles of Incorporation eliminate the personal liability of its directors to the Company and its shareholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances. The Articles of Incorporation further provide that the Company will indemnify its officers and directors to the fullest extent permitted by law. The Company believes that such indemnification covers at least negligence and gross negligence on the part of the indemnified parties. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

         Members of the Executive Compensation Committee, with the exception of Leonard S. Schwartz, have never served as officers or employees of the Company or any of our subsidiaries. During the last fiscal year, none of our senior executives served on the Board of Directors or Compensation Committee of any other entity whose officers served either on our Board of Directors or Compensation Committee.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

         The Executive Committee of the Board of Directors, whose members are Leonard S. Schwartz (Chairman), Stanley H. Fischer, Samuel I. Hendler and Robert
A. Wiesen, functions as the Executive Compensation Committee, and makes recommendations to the Board with respect to the remuneration of the Company's executive officers.

         The Company's compensation policy has been designed to enable the Company to attract, retain and motivate executives whose enthusiasm and abilities will contribute to the growth of its business and result in maximum profitability to the Company and its stockholders, by providing salaries and benefits competitive with those offered by other companies in the chemical industry. The executive compensation program includes base salary, annual incentive compensation (cash bonuses), and long term incentive compensation (awards under the Company's 1998 Omnibus Equity Award Plan).

         Base salaries are set at levels competitive with the chemical industry. Because of the way the Company operates its business, the contributions of it executives significantly affect corporate profitability. Bonuses (which can exceed base salary) are paid to reflect the extent of such contributions. The Chief Executive Officer (CEO) also is the Chairman of the Board, President and Chief Operating Officer of the Company. The bonuses paid to the CEO and to the Secretary/Treasurer, who is the Chief Financial Officer (CFO), reflect the Company's overall performance (excluding extraordinary events).

         The three highest paid executives, other than the CEO and CFO, are each responsible for the performance of one of the Company's principal profit centers. Internally generated performance records are kept on a monthly and yearly basis for these profit centers, and each center's profitability is compared in the current year to the previous year. Other factors considered in determining the bonuses of individual executives are the individuals own performance and the overall performance of the Company. The Executive Compensation Committee determines each bonus primarily based on this data, also taking into account the long term contributions of each individual.

         The CEO's compensation was determined on the basis of the same factors utilized to compensate other executives, taking into consideration total compensation comparisons of top executives of corporations considered to be in the Company's peer group.


         Submitted October 15, 2001 by members of the Executive Compensation Committee

Leonard S. Schwartz, Chairman
Stanley H. Fischer
Samuel I. Hendler
Robert A. Wiesen


                          REPORT OF THE AUDIT COMMITTEE

         We operate in accordance with a written charter adopted by the Board of Directors, a copy of which was disseminated to stockholders as Appendix 1 to the Proxy Statement for the December 7, 2000, annual meeting of stockholders. We met with KPMG LLP ("KPMG"), the independent auditors and with management, to review the scope and results of the audit engagement, the system of internal controls and procedures, and the effectiveness of procedures intended to prevent violations of laws and regulations. We reviewed all services performed by KPMG for the Company in the fiscal year ended June 30, 2001, within and outside the scope of the quarterly reviews and annual auditing functions.

         We received the following information concerning the fees of the independent auditors for the fiscal year ended June 30, 2001, and considered whether the provision of these services is compatible with maintaining the independence of the independent auditors:

         (a)  AUDIT FEES (including review of 10-Qs) . . . . . . . . . . . . . . . $251,000;

         (b)  FINANCIAL INFORMATION DESIGN AND IMPLEMENTATION FEES . . . . . . . . $    -0-;

         (c)  ALL OTHER FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . $860,000
              for advisory services related principally to tax consultation services, business consulting services and transaction support services.

         We reviewed and discussed the audited financial statements for the fiscal year ending June 30, 2001, with management, and discussed with KPMG the matters required to be discussed by SAS 61(Codification of Statements on Auditing Standards, AU Sec. 380) as amended. We also received the written disclosures and letter from KPMG required by Independence Standards Board Standard No. 1, which letter states that they are independent accountants with respect to the Company. We discussed with KPMG their independence. Based on our review and discussions, we recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ending June 30, 2001, for filing with the Securities and Exchange Commission.

         We have reviewed our charter and determined that it continues to state appropriate guiding principles for us.

         Our committee is composed solely of members who are independent and have the expertise to serve on the Audit Committee pursuant to all relevant criteria including Rule 4200(a)(15) of the NASD listing standards.

          SUBMITTED OCTOBER 15, 2001 BY MEMBERS OF THE Audit Committee


John H. Schlesinger, Chairman
Albert L. Eilender
Robert A. Wiesen




SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of September 14, 2001, the number and percentage of shares of outstanding Common Stock owned by each named senior executive, and director and each person that to the best of the Company's knowledge owns more than 5% of the Company's issued and outstanding Common Stock, and all officers and directors as a group:


     NAME AND ADDRESS OF           NUMBER OF SHARES         EXERCISABLE STOCK          TOTAL BENEFICIAL              PERCENT (4)
     BENEFICIAL OWNER (1)         BENEFICIALLY OWNED           OPTIONS (3)                 OWNERSHIP
                                   (EXCLUDING STOCK
                                     OPTIONS) (2)
-----------------------------   -----------------------  ------------------------  --------------------------     ------------------
Leonard S. Schwartz                     47,088                   142,500                    189,588                     2.6%

Donald Horowitz                          1,694                      --                        1,694                        *

Richard Amitrano                         4,341                    28,000                     32,341                        *

Vincent Miata                           12,704                    22,500                     35,204                        *

Frank DeBenedittis                       5,571                    22,500                     28,071                        *

Samuel I. Hendler                        5,622                     4,000                      9,622                        *

Robert A. Wiesen                           301                     4,000                      4,301                        *

Stanley H. Fischer                        --                       2,000                      2,000                        *

Albert L. Eilender                       2,000                     1,000                      3,000                        *

John H. Schlesinger                       --                       1,000                      1,000                        *

Hans-Peter Schaer                     600,000(5)                   --                       600,000                     9.2%

Private Capital Management            768,825(6)                                            768,825                    11.8%
3003 Tamiami Trail
North Naples, FL  34103


T. Rowe Price Associates, Inc.        682,900(7)                                            682,900                     10.5%
100 East Pratt Street
Baltimore, MD  21202


Schweizerhall Holding AG              600,000(5)                                            600,000                     9.2%
229-245/P.O Box CH-4013
Basel, Switzerland

Eubel Brady & Suttman Asset           543,734(8)                                            543,734                     8.4%
Management, Inc.
Mark E. Brady
Robert J. Suttman
Ronald L. Eubel
William Hazel
Bernie Holtgrieve
777 Washington
Village Drive
Dayton, OH 45459

Dimensional Fund Advisors Inc.        428,208(9)                                            428,208                     6.6%
1299 Ocean Avenue
11th Floor
Santa Monica, CA  90401

All officers and directors as          679,321                   227,500                    906,821                     13.5%
a group (11 persons)

-------------------------------------------------------------------------------------------------------------------

* Less than 1%.
(1) Unless otherwise indicated, the business address of each person is in care of the Company, One Hollow Lane, Lake Success, New York 11042.
(2) Unless otherwise indicated, each person has sole voting and dispositive power over the shares shown as owned by him.
(3) For purposes of the table, a person is deemed to have "beneficial ownership" of any shares which such person has the right to acquire within 60 days after the record date. Any share which such person has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person, but it is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(4)      Based on 6,514,507 shares issued and outstanding as of the record date.
(5) Includes 400,000 shares issued to Schweizerhall Holding AG, a corporation organized under the laws of Switzerland, in connection with the Company's March 26, 2001 acquisition of the Schweizerhall Pharma distribution division of Schweizerhall Holding AG, and 200,000 shares issued to Schweizerhall, Inc., a New Jersey corporation and wholly owned subsidiary of Schweizerhall Holding AG, in connection with the Company's March 26, 2001 acquisition of certain assets relating to the pharmaceutical ingredients business of Schweizerhall, Inc.
(6) Based on information provided by Private Capital Management, a registered investment adviser which furnishes investment advice to investment companies and individual and institutional clients, in its
         Schedule 13F filed on June 30, 2001. Private Capital Management has shared voting and dispositive power with respect to all these shares.

(7) Based on information provided by T. Rowe Price Associates, Inc., a registered investment adviser which furnishes investment advice to investment companies and individual and institutional clients. T. Rowe Price Associates has the sole dispositive power for the entire holding of 682,900 shares and sole voting power for 107,900 shares. The total shares held of 682,900 shares are owned by various individual and institutional investors, including the T. Rowe Price Small-Cap Value Fund, Inc. (which owns 575,000 shares representing 8.8% of the shares outstanding), which T. Rowe Price Associates (Price Associates) serves as investment advisor with power to direct investments and/or power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(8) Based on information provided by Eubel Brady & Suttman Asset Management, Inc., a registered investment adviser, as of September 30, 2001.
(9) Based on information provided by Dimensional Fund Advisors Inc., a registered investment adviser which furnishes investment advice to investment companies and serves as an investment manager to certain other commingled group trusts and separate accounts, in its Schedule 13F filed as of June 30, 2001. Dimensional Fund Advisers Inc. has sole voting and dispositive power with respect to all these shares. Dimensional Fund Advisers Inc. has disclaimed beneficial ownership of these shares on the basis that it is merely an agent for its respective clients.


                                PERFORMANCE GRAPH

         The following graph compares on a cumulative basis the yearly percentage change, assuming dividend reinvestment, over the last five fiscal years in (a) the total shareholder return on our common stock with (b) the total return on the Standard & Poors 500 Index and (c) the total return on a published line-of-business index - the Dow Jones Chemicals Index.

         The following graph assumes that $100 had been invested in each of the Company, the Standard & Poors 500 Index and the Peer Group on June 30, 1996.


                   5-YEAR CUMULATIVE TOTAL RETURN COMPARISION
                            AMONG ACETO CORPORATION,
               THE S&P 500 INDEX AND THE DOW JONES CHEMICALS INDEX

                              ACETO CORPORATION        S&P INDEX        DOW JONES CHEMICALS
                              -----------------        ---------        -------------------
          June 30, 1996              100                  100                   100
          June 30, 1997              95                   135                   129
          June 30, 1998              162                  175                   142
          June 30, 1999              117                  215                  1146
          June 30, 2000              115                  231                   109
          June 30, 2001              108                  197                   124

                     ASSUMES $100 INVESTED ON JUNE 30, 1996
                          ASSUMES DIVIDED REINVESTMENT
                        FISCAL YEAR ENDING JUNE 30, 2001

     The preceding sections entitled "Executive Compensation" and "Performance Graph" do not constitute soliciting material for purposes of SEC Rule 14a-9, will not be deemed to have been filed with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, and are not to be incorporated by reference into any other filing that we make with the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     At June 30, 2001, the Company incurred a $994,000 charge in connection with the separation agreements relating to the retirements of both Donald Horowitz, the Chief Financial Officer of the Company, and Richard Amitrano, then Senior Vice President and a Director.

     Stanley H. Fischer, a director of the Company, is President of Fischer and Burstein, P.C., a law firm which serves as counsel to the Company on various corporate matters. During fiscal 2001, the Company paid $635,000 to Fischer and Burstein, P.C. for legal services rendered to the Company.


THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE SEVEN DIRECTORS.

                                  PROPOSAL TWO



APPROVE AN AMENDMENT TO THE COMPANY'S 1998 OMNIBUS EQUITY AWARD PLAN TO INCREASE THE NUMBER OF AWARDS AUTHORIZED TO BE GRANTED THEREUNDER FROM 500,000 TO 1,000,000 AND TO PERMIT THE GRANT OF INCENTIVE STOCK OPTIONS THEREUNDER.

         We are asking for your approval of an amendment to SECTION 4(a) of the Aceto Corporation 1998 Omnibus Equity Award Plan (the "Plan") to provide that the number of shares of our common stock with respect to which options, restricted stock awards, or other stock based awards ("Awards") may be granted under the Plan be increased from 500,000 to 1,000,000 and that SECTION 6 be amended to permit the issuance of incentive stock options. The Board adopted this amendment to the Plan, subject to your approval at the Annual Meeting.

         The Company's shareholders approved the Plan on December 10, 1998, under which a total of 500,000 shares of common stock (subject to adjustment for changes in our capitalization) were authorized for issuance. Of the 500,000 shares authorized only 180,000 shares are presently available for grants.


SUMMARY OF THE PLAN, AS AMENDED

         We summarize below certain key provisions of the Plan, as amended. Because it is a summary, it may not contain all the information that is important to you. Before you decide how to vote, you should review the full text of the Plan, as amended, which we have included as Exhibit A.

          DESCRIPTION OF THE 1998 OMNIBUS EQUITY AWARD PLAN, AS AMENDED

PURPOSES AND ELIGIBILITY

         The purposes of the Omnibus Equity Award Plan are to attract, retain and motivate eligible participants to compensate them for their contributions to our growth and profits and to encourage them to own Aceto common stock. The Omnibus Equity Award Plan authorizes the issuance of certain awards to such individuals. Eligible participants are employees (including officers and directors of the company or its affiliates), non-employee directors, advisors, consultants or independent contractors to the Company or its affiliates.

SHARES AVAILABLE, OVERALL LIMIT

         A total of 1,000,000 shares of common stock will be authorized for issuance under the Plan, as amended. (Prior to the amendment a total of 500,000 shares was authorized). We will adjust the number of shares available for issuance under the Plan if there are changes in our capitalization, including (but not limited to) stock dividends, stock splits, a merger, reorganization or similar transactions. We may issue new shares or treasury shares or both. Treasury shares are shares that we previously issued and subsequently repurchased and are holding in our treasury.

ADMINISTRATION

         The Plan is administered by the Board. The Executive Committee of the Board ("Committee") makes recommendations to the Board as to which participants from among the eligible participants shall receive awards and determines the form, terms and conditions of awards. The Board makes all awards under the Plan, and has sole discretion with regard to any award.

AWARDS GENERALLY

         The Plan authorizes the following awards based upon Aceto common stock: stock options; restricted stock; or other stock-based awards the Committee determines to be consistent with the purposes of the Plan and the interests of Aceto. The Board determines vesting, exercisability, payment and other restrictions that apply to an award. Vesting means the individual has the right to the award.

CHANGE IN CONTROL

         A change in control of Aceto (generally a merger or consolidation into another company or a "person" becoming beneficial owner of 20% or more of Aceto's voting stock without concurrence of the Board) will cause all outstanding awards to vest, become immediately exercisable, and have all restrictions lifted. (The change in control provision could be viewed as having an anti-takeover consequence, in that it could have a deterrent effect against a hostile takeover).

STOCK OPTIONS

         All stock options issued will be either incentive stock options or non-qualified stock options. The exercise price per share shall be not less than the fair market value of Aceto common stock on the date of grant and may not be exercisable less than six months from the date it is granted. The exercise price of a stock option may be paid in cash or previously owned stock or both.

          Under the Plan, options to purchase the Company's Common Stock may take the form of incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or non-qualified stock options ("NQSOs"). As required by Section 422 of the Code, the aggregate fair market value (as defined in the Plan) of shares of Common Stock (determined as of the date of grant of the ISO) with respect to which ISOs granted to an employee may not exceed $100,000 in any calendar year. The foregoing limitation does not apply to NQSOs.

         Initially, each option will be exercisable over a period, determined by the Board of Directors in its discretion, of up to ten years from the date of grant. Options may be exercisable during the option period at such time, in such amounts, and in accordance with such terms and conditions and subject to such restrictions as are determined by the Board and set forth in option agreements evidencing the grant of such options.



         The exercise price of options granted pursuant to the Plan is determined by the Board, in its discretion; provided that the exercise price of an ISO may not be less than 100% of the fair market value (as defined in the Plan) of the shares of the Company's Common Stock on the date of grant. The exercise price of options granted pursuant to the Plan is subject to adjustment as provided in the Plan to reflect stock dividends, splits, other recapitalizations or reclassifications or changes in the market value of the Company Common Stock. In addition, the Plan provides that, in the event of a proposed change in control of the Company (as defined in the Plan), the Board is to take such actions as it deems appropriate to effectuate the purposes of the Plan and to protect the grantees of options, which action may include (i) acceleration or change of the exercise dates of any option; (ii) arrangements with grantees for the payment of appropriate consideration to them for the cancellation and surrender of any option; and (iii) in any case where equity securities other than Common Stock are proposed to be delivered in exchange for or with respect to Common Stock, arrangements providing that any option shall become one or more options with respect to such other equity securities. Further, in the event the Company dissolves and liquidates (other than pursuant to a plan of merger or reorganization), then notwithstanding any restrictions on exercise set forth in the Plan or any grant agreement pursuant thereto (i) each grantee shall have the right to exercise his option at any time up to ten days prior to the effective date of such liquidation and dissolution; and (ii) the Board may make arrangements with the grantees for the payment of appropriate consideration to them for the cancellation and surrender of any option that is so canceled or surrendered at any time up to ten days prior to the effective date of such liquidation and dissolution. The Board also may establish a different period (and different conditions) for such exercise, cancellation, or surrender to avoid subjecting the grantee to liability under Section 16(b) of the Exchange Act.

         The shares purchased upon the exercise of an option are to be paid for by the optionee in cash (or cash equivalents acceptable to the Committee) or by such other means as the Committee may prescribe.

         Except as permitted pursuant to Rule 16b-3 under the Exchange Act, and in any event in the case of an ISO, an option is not transferable except by will or the laws of descent and distribution. In no case may the options be exercised later than the expiration date specified in the option agreement.

RESTRICTED STOCK AWARDS

         Restricted Stock awards may be awarded to an eligible participant in lieu of a portion of cash bonus earned by the participant. These restricted shares will vest over a period of years as determined by the Board at the time of grant and will not be transferable until vested. In addition, awards of Restricted Stock may have a premium paid in additional shares when fully vested. There may be other restrictions as the Board may determine.

OTHER OMNIBUS EQUITY AWARDS

         The Board upon recommendation of the Committee has the authority to specify the terms and provisions of other forms of equity-based awards or equity-related awards not described above which the Committee determines to be consistent with the purposes of the Plan and the interests of Aceto.

STOCK OWNERSHIP GUIDELINES

         One of the objectives of the Plan is that certain designated employees be stockholders. The Plan contains guidelines for stock ownership, to be attained in five years, relative to the positions and base salaries of the employees involved. Restricted Stock awards can be used to satisfy these requirements.

TERMINATION

         No awards shall be made after ten years from the December 10, 1998, date that the Plan was first approved by the Company's stockholders.

AMENDMENT

         We may amend or terminate the Plan at any time. However, we must obtain stockholder approval to increase the maximum number of shares issuable or reduce the exercise price of a stock option.

         Also, we may not amend or terminate the 1998 Omnibus Equity Award Plan without an employee's consent if it would adversely affect an employee's rights to previously-granted awards.


FEDERAL INCOME TAX CONSEQUENCES

         The following is a brief summary of certain Federal income tax aspects of awards under the Plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

         INCENTIVE STOCK OPTIONS. An optionee will not realize taxable income upon the grant of an ISO. In addition, an optionee will not realize taxable income upon the exercise of an ISO, provided that such exercise occurs no later than three months after the optionee's termination of employment with the Company (one year in the event of a termination on account of disability). However, an optionee's alternative minimum taxable income will be increased by the amount that the fair market value of the shares acquired upon exercise of an ISO, generally determined as of the date of exercise, exceeds the exercise price of the option. If an optionee sells the shares of Common Stock acquired upon exercise of an ISO, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the shares is qualifying if made more than two years after the date the ISO was granted and more than one year after the date the ISO was exercised. If the disposition of the shares is qualifying, any excess of the sale price of the shares over the exercise price of the ISO would be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition is not qualifying, i.e., a disqualifying disposition, the excess of the fair market value of the shares on the date the ISO was exercised over the exercise price would be compensation income taxable to the optionee at the time of the disposition, and any excess of the sale price of the shares over the fair market value of the shares on the date the ISO was exercised would be capital gain.

         Unless an optionee engages in a disqualifying disposition, the Company will not be entitled to a deduction with respect to an ISO. However, if an optionee engages in a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of compensation income taxable to the optionee.

         NON-QUALIFIED STOCK OPTIONS. An optionee will not realize taxable income upon the grant of an NQSO. However, when the optionee exercises the NQSO, the difference between the exercise price of the NQSO and the fair market value of the shares acquired upon exercise of the NQSO on the date of exercise is compensation income taxable to the optionee. The Company generally will be entitled to a deduction equal to the amount of compensation income taxable to the optionee.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1998 OMNIBUS EQUITY AWARD PLAN.

                                 PROPOSAL THREE

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Company has engaged KPMG LLP as its principal independent public accountants to perform the audit of the Company's financial statements for the fiscal year ending June 30, 2002. KPMG LLP has audited the Company's financial statements since 1971. Management recommends that KPMG LLP be ratified as the principal accounting firm to be utilized by the Company throughout the year ending June 30, 2002.

         The Company anticipates that representatives of KPMG LLP will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, the representatives of KPMG LLP will be afforded an opportunity to make a statement if they so desire.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY'S AUDITORS FOR THE 2002 FISCAL YEAR.

SHAREHOLDER PROPOSALS

         All shareholder proposals which are intended to be presented at the 2002 Annual Meeting of Shareholders of the Company must be received by the Company no later than June 20, 2002, for inclusion in the Board of Directors' proxy statement and form of proxy relating to the meeting.

OTHER BUSINESS

         The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

         The prompt return of the proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     /s/ Douglas Roth
                                     ----------------------------------
                                     Douglas Roth
                                     Secretary

Dated: October 25, 2001

                                                                      APPENDIX A
            TEXT OF ACETO CORPORATION 1998 OMNIBUS EQUITY AWARD PLAN,
                                   AS AMENDED

SECTION 1.
PURPOSE.

The purposes of the ACETO CORPORATION 1998 Omnibus Equity Award Plan, as amended (the "Plan"), are to attract, retain and motivate Eligible Participants, as defined below, to compensate them for their contributions to the Company's growth and profit and to encourage them to own the Company's Common stock, thereby promoting the interests of the Company and its stockholders.

SECTION 2.
DEFINITIONS.

As used in the Plan, the following terms shall have the meanings set forth below:

"Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by the Company; (ii) a subsidiary of the Company and (iii) any entity in which the Company has a significant equity or business interest, in any case as determined by the Board.

"Award" shall mean any Option, Restricted Stock Award, or other stock-based
Award.

"Award Agreement" shall mean any written instrument or document evidencing any Award, which may, but need not be, executed by an Eligible Participant.

"Board" shall mean the Board of Directors of the Company.

"Change in Control" shall be deemed to have occurred if: (i) any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company,) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 20% of the combined voting power of the Company's then outstanding securities shall not constitute a change in Control of the Company; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. If any of the events enumerated in clauses (i) through (iv) occur the Board shall determine the effective date of the Change in Control resulting therefrom, for purposes of the Plan.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

"Committee" shall mean a committee of the Board designated by the Board to make recommendations to the Board with regard to Awards. Until otherwise determined by the Board, the Executive Committee of the Board (which serves as the Executive Compensation Committee) shall be the Committee under the Plan.

"Company" shall mean ACETO CORPORATION.

"Eligible Participant" shall mean an employee (including an officer, Executive Officer or director) of the Company or any Affiliate. Such term shall also mean any non-employee director, adviser, consultant or independent contractor to the Company or any Affiliate, and any reference to employment or termination of employment under the Plan shall be deemed to apply to such director, adviser, consultant or independent contractor, for the purpose of the Plan only, as if the services of such person constitute employment services.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Executive Officer" shall mean, at any time, an individual who is an executive officer of the Company within the meaning of Exchange Act Rule 3b-7 promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time, or who is an officer of the Company within the meaning of Exchange Act Rule 16a-1(f) as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

"Fair Market Value" Shall mean with respect to any given day, the average of the mean between the highest and lowest reported sales prices on the principal national stock exchange on which the Common Stock is traded, or if such exchange was closed on such day or, if it was open but the Common Stock was not traded on such day, then on the preceding day that the Common Stock was traded on such exchange.

"Incentive Stock Option" shall mean an Option which meets the requirements of
Section 422 of the Code.

"Non-Qualified Stock Option" shall mean an Option which does not meet the requirements of Section 422 of the Code.

"Option" shall mean an Incentive Stock Option or Non-Qualified Stock Option.

"Participant" shall mean any Eligible Participant selected by the Board to receive an Award under the Plan.

"Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

"QDRO" shall mean a domestic relations order meeting such requirements as the Committee shall determine, in its sole discretion.

"Restricted Stock" Shall mean any Share granted under Section 7 of the Plan.

"SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

"Shares" shall mean shares of the Common Stock, $ .01 par value, of the Company.

SECTION 3.
ADMINISTRATION.

(A) AUTHORITY OF COMMITTEE. The Committee shall, subject to the terms of the Plan and applicable law, make recommendations to the Board with regard to (i) designation of Participants; (ii) the type or types of Awards to be granted to an Eligible Participant; (iii) the number of Shares to be covered by Awards;
(iv) terms and conditions of Awards; and (v) unless otherwise expressly provided in the Plan, designations, determination, interpretations, and suggested decisions with respect to the Plan or any Award.

(B) AUTHORITY OF BOARD. All Awards under the Plan shall be made by the Board, which shall have full authority to accept, reject or modify any recommendations of the Committee. All designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Board, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.

SECTION 4.
SHARES AVAILABLE FOR AWARDS.

(A) SHARES AVAILABLE. Subject to adjustment as provided in Section 4(b), the number of Shares with respect to which Awards may be granted under the Plan shall be one million (1,000,000). If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan are forfeited, or if such an Award terminates or is canceled without the delivery of shares, then the Shares covered by such Award, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such, forfeiture, termination or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld.

(B) ADJUSTMENTS. In the event that any dividend (other than regular dividends) or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then adjustment shall be made, in such manner as shall be equitable, of (i) the number of Shares with respect to which Awards may be granted, (ii) the number of Shares subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award, provided, that with respect to any Award no such adjustment shall be made to the extent that such adjustment would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code, as from time to time amended.

(C) SOURCES OF SHARES DELIVERABLE UNDER AWARDS. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5.
ELIGIBILITY.

Any employee (including an officer, Executive Officer or director) of the Company or any Affiliate, including any non-employee director, advisor, consultant or independent contractor to the Company or any Affiliate, shall be an Eligible Participant. To the extent the Board deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purpose of this Plan, the Board may, without amending this Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

SECTION 6.
STOCK OPTIONS - TERMS AND CONDITIONS.

All Options granted under the Plan shall be either Incentive Stock Options or Non-qualified Stock Options and shall be evidenced by Award Agreements which shall be subject to applicable provisions of the Plan and such other provisions as they may contain including:

(A) PRICE. The exercise price per Share shall not be less than 100% of the Fair Market Value of a Share on the date of Award.

(B) PERIOD. The Board, upon recommendation of the Committee may establish the term of any Option award under the Plan, provided, however, that an Option shall expire no later than 10 years from the date of Award, and may not be exercisable less than six months from the date it is granted.

(C) TIME OF EXERCISE. The Board, upon recommendation of the Committee, may establish installment exercise terms in Awards to Participants based on the passage of time or otherwise, such that the Option becomes fully exercisable in a series of cumulating portions, and may also establish other conditions of exercise as it shall determine and may accelerate the exercisability of any Option granted to a Participant under the Plan.

(D) PAYMENT. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price in cash, or its equivalent, or by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such option price.

(E) EXERCISE. An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company, and payment of the full price of the Shares being exercised. A Participant shall not have any of the rights or privileges of the holder of Common Stock until such time as Shares of Common Stock are issued or transferred to the Participant.

(F) RESTRICTIONS ON INCENTIVE STOCK OPTIONS. The aggregate Fair Market Value (determined as of the Grant Date) of shares of Common Stock with respect to which all Incentive Stock Options first become exercisable by any grantee in any calendar year under this or another plan of the Company and its Affiliates may not exceed $100,000 or such other amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate Fair Market Value shall exceed $100,000, or other applicable amount, such Options (taking Options into account in the order in which they were granted) shall be treated as non-qualified stock options. In such case, the corporation may designate the shares of Common Stock that are to be treated as stock acquired pursuant to the exercise of any Incentive Stock Option by issuing a separate certificate for such shares and identifying the certificate as Incentive Stock Option shares in the stock transfer records of the Company.

The exercise price of any Incentive Stock Option granted to a grantee who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Corporation or its Parent or Subsidiary corporations (within the meaning of Sections 422 and 424 of the Code) shall be not less than 110% of the Fair Market Value of the Common Stock on the grant date and the term of such Option shall not exceed five years.

(G) OTHER TERMS AND CONDITIONS. Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time. No Option shall be an Incentive Stock Option unless so designated by the Committee at the time of grant or in the Grant Agreement evidencing such Option.

SECTION 7.
RESTRICTED STOCK

(A) GRANT. Subject to the provisions of the Plan, the Board, upon recommendation of the Committee, shall have authority to determine the Participants to whom Shares of Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each Participant, and the other terms and conditions of such Awards. Restricted Stock may be awarded to an Eligible Participant in lieu of a portion, as determined by the Board, of any annual cash bonus earned by such Participant, which will vest ratably over a period of years determined by the Board on each anniversary of the date of Award. Such Restricted Stock so awarded, as set forth in the Award Agreement may have a premium in Shares greater than the portion of the bonus to be paid in Restricted Shares, which Premium shares shall be delivered to the Participant when the Award is fully vested, provided that the Participant is in the employ of the Company when vesting occurs.

(B) TRANSFER RESTRICTIONS. Upon the lapse of the restrictions applicable to Shares of Restricted Stock, the Company shall deliver certificates for same to the Participant or the Participant's legal representative.

(C) PAYMENT. Each share of Restricted Stock shall be paid in Shares, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

(D) DIVIDENDS AND DISTRIBUTIONS. Dividends and other distributions paid on or in respect of any Shares of Restricted Stock shall be paid to the Participant.

SECTION 8.
TERMINATION OF EMPLOYMENT.

The following provisions shall apply in the event of the Participant's termination of employment unless otherwise provided in the Award Agreement:

(A) NON-QUALIFIED STOCK OPTIONS.

(I) TERMINATION OF EMPLOYMENT. If the Participant's employment with the Company or its Affiliates is terminated for any reason other than death, permanent and total disability, or retirement, the Participant's right to exercise any Option shall terminate, and such Option shall expire, on the earlier of (A) the first anniversary of such termination of employment or (B) the date of such Option would have expired had it not been for the termination of employment. The Participant shall have the right to exercise such option prior to such expiration to the extent it was exercisable at the date of such termination of employment and shall not have been exercised.

(II) DEATH, DISABILITY OR RETIREMENT. If the Participant's employment with the Company or its Affiliates is terminated by death, permanent and total disability, or retirement, the Participant or his or her estate representative (if employment is terminated by death) shall have the right, within three (3) months from the date of determination of permanent and total disability, retirement, or the appointment of an estate representative, to exercise any Option to the extent it was exercisable at the date of such termination of employment and shall not have been exercised, but in no event shall such option be exercisable later than the date the Option would have expired had it not been for the termination of such employment.

(B) RESTRICTED STOCK. In the event of a Participant's retirement, permanent and total disability, or death, or in cases of special circumstances, the Board may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part, any or all remaining restrictions with respect to such Participant's entitlement to shares of Restricted Stock. In the event of a Participant's death while in the employ of the Company, any or all remaining restrictions with respect to such Participant's entitlement to shares of Restricted Stock shall be deemed waived by the Board.

SECTION 9.
CHANGE IN CONTROL.

Notwithstanding any other provision of the Plan to the contrary, upon a Change in Control all outstanding Awards shall vest, become immediately exercisable or payable and have all restrictions lifted as may apply to the type of Award.

SECTION 10.
AMENDMENT AND TERMINATION.

(A) AMENDMENTS TO THE PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension discontinuation or termination shall be made without stockholder approval to: increase the number of shares issuable; reduce the exercise price of Options or extend the termination period of the Plan. The Board, however, may not amend or terminate the Plan without a Participant's consent insofar as it would adversely affect a Participant's rights to previously granted Awards.

(B) CANCELLATION. Any Award granted hereunder may be canceled with the approval and agreement of the Participant in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.

SECTION 11.
GENERAL PROVISIONS

(A) NONTRANSFERABILITY. No Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution or pursuant to a QDRO.

(B) NO RIGHTS TO AWARDS. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

(C) SHARE CERTIFICATES. All certificates for Shares or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and a legend or legends may be put on any such certificates to make appropriate reference to such restrictions.

(D) WITHHOLDING. A Participant may be required to pay to the Company and the Company shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, or Shares), of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(E) AWARD AGREEMENTS. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

(F) NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(G) RIGHTS AS STOCKHOLDER. No holder of an Award of stock options or beneficiary of any such Award shall have any rights as a stockholder with respect to such options until he or she has exercised such option and become the holder of Shares. In connection with each grant of Restricted Stock hereunder, the applicable Award shall be entitled to the rights of a stockholder in respect of such Restricted Stock, except for such transfer restrictions as may be applicable thereto.

(H) GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of New York.

(I) SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any applicable law, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(J) OTHER LAWS. The Company may refuse to issue or transfer any Shares or other consideration under an Award if, it determines that the issuance or transfer of such shares might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless the Board has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws any other laws to which such offer, if made, would be subject.

(K) NO TRUST FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires rights pursuant to an Award, such rights shall be no greater than the rights of any unsecured general creditor of the Company.

(L) NO OBLIGATION TO EXERCISE OPTIONS. The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

(M) PLAN EXPENSES. Any expenses of administering this Plan shall be borne by the Company.

(N) NO WARRANTY OF TAX EFFECT. Except as may be contained in any Award Agreement, no opinion shall be deemed to be expressed or warranties made as to the effect of foreign, federal, state, or local tax on any Awards.

SECTION 12.
SHARE OWNERSHIP GUIDELINES.

It is an objective of this Plan that designated Eligible Participants be owners of Shares.

(A) APPLICABILITY. Share ownership guidelines are applicable to the Chief Executive Officer ("CEO") and to managerial Participants designated by the Board ("Designated Participants").

(B) BASIS. Share ownership guidelines are in terms of Fair Market Value of Shares to be owned relative to the positions held and base salaries of Designated Participants. Ownership levels and guidelines will be reviewed (and if advisable modified) by the Board (upon recommendation of the Committee) periodically, based on internal reports and overall operations of the Company.

(C) TARGETED GUIDELINE LEVELS. Designated Participants will either from inception of the Plan or commencement of employment have five (5) years to reach the targeted guideline levels of Share ownership

(except, that if a Designated Participant's Base Salary is increased from under $100,000.00 to $100,000.00 or more, such Participant will have three (3) years from the date of the increase in Base Salary to reach the targeted guideline level of share ownership), which levels can be changed, modified, or suspended due to individual or group circumstances. Restricted Stock awarded to a Participant shall be included in calculating Shares owned.

(D) GUIDELINES.

Position/Base Salary Guidelines, as a Multiple ("X") of Salary
CEO 2X
Base Salary of $100,000.00 or more 1X
Base Salary of under $100,000.00 1/2X

SECTION 13.
EFFECTIVE DATE; TERMINATION DATE

The Plan, as herein amended, is effective as of September 25, 2001, the date on which the amended Plan was adopted by the Board, subject to approval of the stockholders within twelve months of such date. Unless previously terminated, the Plan shall terminate on the close of business on December 10, 2008, ten years from its original effective date. Subject to other applicable provisions of the Plan, all Options granted under the Plan prior to termination of the Plan shall remain in effect until such Options have been satisfied or terminated in accordance with the Plan and the terms of such Options.


                                ACETO CORPORATION
                                 ONE HOLLOW LANE
                        LAKE SUCCESS, NEW YORK 11042-1215

                                ACETO CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby constitutes and appoints Leonard S. Schwartz and Douglas Roth, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Common Stock of Aceto Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Stockholders to be held on December 6,2001 at the Company 's offices, One Hollow Lane, Suite 201,Lake Success, New York 11042,at 10:00 a.m., Eastern Standard Time, and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or refrain from voting as checked on the reverse side upon the matters listed on the reverse side, and otherwise in their discretion.

PLEASE INDICATE HOW YOUR STOCK IS TO BE VOTED.IF NO SPECIFIC VOTING INSTRUCTIONS ARE GIVEN,THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES "IN ITEM 1 AND "FOR " ITEMS 2 AND 3.

                                ACETO CORPORATION
                                 P.O. BOX 11199
                            NEW YORK, N.Y. 10203-0199

(1) Election of Directors
    FOR all nominees listed below   *EXCEPTIONS   WITHHOLD AUTHORITY to vote

Nominees: Albert L. Eilender, Stanley H. Fischer, Samuel I. Hendler, Hans-Peter Schaer, John H. Schlesinger, Leonard S. Schwartz and Robert A. Wiesen

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX ABOVE AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.) *Exceptions

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(2) Approval of an amendment to the Company's 1998 Omnibus Equity Award Plan to increase the number of awards from 500,000 to 1,000,000 and to permit the grant of incentive stock options.

FOR                        AGAINST                   ABSTAIN

(3) Ratify the appointment of KPMG LLP as the Company's independent auditors for the current fiscal year.

FOR                        AGAINST                   ABSTAIN

(4) In their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

Change of Address Mark Here

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)

NOTE: Please sign exactly as your name appears on this proxy. If shares are held jointly, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Proxies executed by a corporation should be signed with the full corporate name by a duly authorized officer.
Dated:                                            , 2001
      --------------------------------------------

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(Signature of Stockholder)

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